UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   April 15, 2008

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On April 15, 2008, TrueBlue, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Documentation Agent, Syndication Agent, Issuing Lender, Swingline Lender and Administrative Agent and Bank of America, N.A., which amends and restates the existing Credit Agreement among the parties dated December 13, 2005, relating to the Company’s revolving credit facility (the “Revolving Credit Facility”).  The Amended and Restated Credit Agreement extends the term of the Revolving Credit Facility from November 2008 to April 2011.  In addition, pursuant to the Amended and Restated Credit Agreement, the Company may request (in no more than three instances) that the Revolving Credit Facility be increased from $80 million up to a maximum of $160 million in the aggregate, subject to certain specified conditions.  The Amended and Restated Credit Agreement also eliminates the asset ratio coverage covenant that was contained in the original Credit Agreement.  Except as set forth above, the Amended and Restated Credit Agreement does not materially change the terms of the Credit Agreement, which are described in the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on December 16, 2005.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits

10.1

Amended and Restated Credit Agreement dated April 15, 2008 among TrueBlue, Inc., the financial institutions named therein as Lenders, and Wells Fargo Bank, National Association, as Documentation Agent, Syndication Agent, Issuing Lender, Swingline Lender and Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date: April 15, 2008	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel and
Secretary